SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): October 18, 1999




                            MERCHANTONLINE.COM, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)



      Florida                      0-22607                     84-1233073
      -------                      -------                     ----------
  State or other                 (Commission                  (IRS Employer
  jurisdiction of               File Number)               Identification No.)
    in Company)



           1600 South Dixie Highway
              Boca Raton, Florida                                33432
     --------------------------------------                     --------
    (Address of principal executive offices)                   (Zip Code)



        Registrant's telephone number, including area code (561) 395-3585


                  ---------------------------------------------
         (Former name or former address, if changed since last report.)


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Item 5. Other Events.

     On October 18, 1999, Tarek Kirschen and Stephen Landau, who together owned 14,175,000 shares of the 18,025,000 issued and outstanding shares of Merchantonline.com, Inc. (the "Company") agreed to convert 13,000,000 of these shares into shares of Series A Preferred Stock. The Board of Directors of Merchantonline.com, Inc. approved a resolution creating the Series A Preferred Stock, a copy of which is filed as an exhibit to this report.

     The conversion was completed on the advice of the Company's financial advisors. The result of this conversion is to lower the number of shares of outstanding common stock from 18,025,000 shares to 5,025,000 shares, of which 3,275,000 shares are currently restricted and not eligible for trading and of which 1,750,000 shares are freely tradable.

     The 13,000,000 shares of Common Stock were converted into 13,000 shares of Series A Preferred Stock. Each share of Series A Preferred Stock is convertible into Common Stock upon the earliest of: (1) any merger of the Company with or into any other Company or other entity or person, or an other corporate reorganization in which the Company shall not be the continuing or surviving entity of such merger or reorganization or any transaction or series of related transactions by the Company in which in excess of 50% of the Company's voting power is transferred;

     (2) a sale or other disposition of all or substantially all of the assets of the Company; or

     (3)  October 18, 2002.

     If in any fiscal year prior to October 18, 2002 the Company's revenues are at least $5 million, an aggregate of 2,600 shares of Series A Preferred Stock, pro rata among all holders, shall automatically be converted into shares of Common Stock upon filing of the Company's Annual Report on Form 10-K with the Securities and Exchange Commission.

     Each share of Series A Preferred Stock has 1,000 votes and votes as a class with the Common Stock.

     The Series A Preferred Stock has a liquidation preference of $1.00 per share and will get annual dividends of 5% or $.05 per share.

Item 7. Financial Statements and Exhibits.

(a)     Financial Statements of Businesses Acquired.

        Not applicable.

(b)     Pro Forma Financial Information.

        Not applicable.

(c)     Exhibits.

        3.4   Certificate of Designation for Series A Preferred Stock.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        MERCHANTONLINE.COM, INC.



Date:  October 18, 1999                 By:  /s/ Tarek Kirschen
                                             -----------------------------------
                                                 Tarek Kirschen, President








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                                  EXHIBIT INDEX



EXHIBIT                    DESCRIPTION
-------                    -----------


3.4               Certificate of Designation for Series A Preferred Stock.